May 25, 2021Q1 2022 Results Exhibit 99.2

• Q1 2022 Overview • Industry Update • Financial & Operational Highlights • Outlook • Closing Remarks • Q&A Participants Agenda 2 Steven E. Nielsen President & Chief Executive Officer H. Andrew DeFerrari Chief Financial Officer Ryan F. Urness General Counsel

Caution Concerning Forward-Looking Statements This presentation contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include those related to the outlook for the quarter ending July 31, 2021 found within this presentation. Forward-looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the projected impact of COVID-19 on the Company’s business operating results, cash flows and/or financial condition and the impacts of the measures the Company has taken in response to COVID-19, the Company’s ability to effectively execute its business and capital plans, business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements. Non-GAAP Financial Measures This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, an explanation of the Non- GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP financial measures are provided in the Company’s Form 8-K filed with the SEC on May 25, 2021 and on the Company’s Investor Center website at https://ir.dycomind.com. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Important Information 3

4Q1 2022 Overview Contract Revenues Q1 2022 contract revenues of $727.5 million decreased 11.1% on an organic basis after excluding $3.9 million of revenues from storm restoration services in Q1 2022 Operating Performance Non-GAAP Adjusted EBITDA for Q1 2022 of $44.1 million, or 6.1% of contract revenues, compared to $69.9 million, or 8.6% of contract revenues, for Q1 2021 Non-GAAP Adjusted Loss per Share of $(0.04) for Q1 2022, compared to Non-GAAP Adjusted Diluted Earnings per Share of $0.36 for Q1 2021 Liquidity Strong liquidity of $477.4 million at Q1 2022 Issued $500.0 million aggregate principal amount of 4.50% senior notes due April 2029 Amended and restated Senior Credit Facility to resize capacity and extend maturity to April 2026 Contract Revenues Non-GAAP Adjusted Diluted EPS

5Industry Update Major industry participants constructing or upgrading significant wireline networks across broad sections of the country generally designed to provision 1 gigabit network speeds directly to consumers or wirelessly using 5G technologies Industry effort to deploy high capacity fiber networks continues to meaningfully broaden Dycom’s set of opportunities Increasing access to high capacity telecommunications continues to be crucial to society, especially in rural America Wide and active participation in the completed FCC RDOF auction augurs well for dramatically increased rural network investment supported by private capital that in the case of at least some of the participants is expected to be significantly more than the FCC subsidy Industry increasing network bandwidth dramatically Fiber network deployment opportunities are increasing Dycom’s scale and financial strength position the Company well to deliver valuable services to its customers Dycom is currently providing services for 1 gigabit full deployments and converged wireless/wireline multi-use network deployments across the country in numerous geographic areas to multiple customers, including customers who have initiated broad fiber deployments as well as customers who have resumed broad deployments Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal incentives Dycom continues to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants Macro-economic effects and potential supply constraints may influence the near term execution of some customer plans Broad increases in demand for fiber optic cable and related equipment may impact delivery lead times in the short to intermediate term The market for labor is tightening in some regions of the country, particularly for unskilled/semi-skilled new hires; it remains to be seen how geographically broad these conditions will be and how long they will persist

Contract Revenues 6 Q1 2022 Organic Growth (Decline): (11.1)% (23.0)% 31.9% Total Customers Top 5 Customers All Other Customers 0.9% 10.7% AT&T Comcast Top 5 customers represented 68.2% and 78.5% of contract revenues in Q1 2022 and Q1 2021, respectively Fiber construction revenue from electric utilities increased organically 92.1% year-over-year and was $47.0 million, or 6.5% of contract revenues, in Q1 2022 Q1 2022 % of contract revenues from customers #6 through #10: 3.5% 3.4% 2.4% 1.5% 1.1% Frontier Customer #7 Charter Ziply Fiber Dominion Energy Qtr Ended May 2021 4 Qtrs Ended Jan 20187

7Backlog, Awards and Employees Customer Description of Services Area Term Various Electric Utilities Fiber Construction AZ, OK, MO, AR, MS, IN, KY, TN, GA, NC 1 – 3 Years Ziply Fiber Construction and Maintenance WA, OR, ID 1 Year Charter Fulfillment WA, NV, MT, WI, MA, CT, NY, NC, SC, AL, GA 2 Years Frontier Locating CA 3 Years Consolidated Communications Construction NH 1 Year Selected Q1 2022 Awards and Extensions:

Financial Highlights 8 As % of Contract Revenues Q1 2022 contract revenues of $727.5 million decreased 11.1% on an organic basis after excluding $3.9 million of revenues from storm restoration services in Q1 2022 Non-GAAP Adjusted EBITDA for Q1 2022 of $44.1 million, or 6.1% of contract revenues

9Debt and Liquidity Overview Issued $500.0 million principal amount of 4.50% senior notes due April 2029; repaid $105.0 million of revolver borrowings and $71.9 million of term loan borrowings Amended and restated Senior Credit Facility to resize capacity and extend maturity to April 2026 Cash and equivalents of $330.6 million at Q1 2022; $58.3 million is expected to be used to repay 2021 Convertible Notes due September 2021 Capital allocation prioritizes organic growth, followed by opportunistic share repurchases and M&A, within the context of the Company’s historical range of net leverage Improved debt maturity profile and increased financial flexibilityNotional Net Debt reduction of $185.2 million year-over-year ($185.2) 5 5 5 Debt Summary Q4 2021 Q1 2022 $ Millions 0.75% Convertible Notes, mature September 2021: $ 58.3 $ 58.3 4.50% Senior Notes, mature April 2029: - 500.0 Senior Credit Facility, matures April 2026: 3 Term Loan Facility 421.9 350.0 Revolving Facility 105.0 - Total Notional Amount of Debt $ 585.1 $ 908.3 Less: Cash and Equivalents 11.8 330.6 Notional Net Debt $ 573.4 $ 577.6 Liquidity 4 $ 570.5 $ 477.4

10Cash Flow Overview Solid operating cash flows during Q1 2022 Proceeds from Q1 2022 debt offering used, in part, to repay revolver and term loan borrowings Capital expenditures, net of disposals, for fiscal 2022 expected to range from $105 million to $125 million, a reduction of $40 million when the midpoint is compared to the midpoint of the prior outlook; deferral reflects short to medium term manufacturer supply constraints Total DSOs of 128 days at Q1 2022 improved sequentially from 136 days at Q4 2021 4 Qtrs Ended Q1 2022 Operating Cash Flow 4 Qtrs Ended Jan 20187

Contract revenues Range from in-line to modestly lower as compared to Q2 2021 Non-GAAP Adjusted EBITDA % of contract revenues Decreases as compared to Q2 2021 Year-over-year gross margin pressure of approximately 200 bps from the impact of a large customer program and from revenue declines for other large customers that are expected to have lower spending in the first half of this calendar year Interest expense $8.7 million Non-GAAP Adjusted Interest Expense Interest on the 2029 Notes, Term Loan, 2021 Convertible Notes coupon, letters of credit, bank fees for revolving credit facility capacity, amortization of debt issuance costs and other interest $0.7 million Non-Cash amortization of debt discount on 2021 Convertible Notes $9.4 million Total Interest Expense Non-GAAP Adjusted Effective Income Tax Rate (as a % of Non-GAAP Adjusted Income before Taxes) Approximately 27.0% Diluted shares 31.3 million 11Outlook for Quarter Ending July 31, 2021 (Q2 2022) Supplemental Q2 2022 Outlook Information: Q2 2022 Outlook:

12Closing Remarks Dycom’s extensive market presence has allowed it to be at the forefront of evolving industry opportunities Telephone companies are deploying FTTH to enable 1 gigabit high speed connections and, increasingly, rural electric utilities are doing the same Cable operators are deploying fiber to small and medium businesses and enterprises, partly in anticipation of the customer sales process; deployments to expand capacity as well as new build opportunities are underway Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream Fiber deployments enabling new wireless technologies are underway in many regions of the country Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of Dycom’s maintenance and operations business Encouraged with the emerging breadth in Dycom’s business A growing number of Dycom’s customers are committed to multi-year capital spending initiatives

# Notes

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1) Organic growth (decline) % adjusted for revenues from acquired businesses, storm restoration services, and for the additional week of operations during the fourth quarter as a result of the Company's 52/53 week fiscal year, when applicable.

2) The Company's backlog represents an estimate of services to be performed pursuant to master service agreements and other contractual agreements over the terms of those contracts. These estimates are based on contract terms and evaluations regarding the timing of the services to be provided. In the case of master service agreements, backlog is estimated based on the work performed in the preceding 12 month period, when available. When estimating backlog for newly initiated master service agreements and other long and short-term contracts, the Company also considers the anticipated scope of the contract and information received from the customer during the procurement process. A significant majority of the Company's backlog comprises services under master service agreements and other long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles ("GAAP") and should be considered in addition to, but not as a substitute for, GAAP results. Participants in the Company's industry often disclose a calculation of their backlog; however, the Company's methodology for determining backlog may not be comparable to the methodologies used by others. Dycom utilizes the calculation of backlog to assist in measuring aggregate awards under existing contractual relationships with its customers. The Company believes its backlog disclosures will assist investors in better understanding this estimate of the services to be performed pursuant to awards by its customers under existing contractual relationships.

3) As of May 1, 2021 and January 30, 2021, the Company had $46.3 million and $52.2 million of standby letters of credit outstanding under the Senior Credit Facility, respectively.

4) Liquidity represents the sum of the Company's availability on its revolving facility as defined by the Company's Senior Credit Facility and available cash and equivalents.

5) Notional net debt as of Q1 2021, Q2 2021, and Q3 2021 consisted of the following:

| **Debt Summary** | | **Q1 2021** | | **Q2 2021** | | **Q3 2021** |
|---|---|---|---|---|---|---|
| $ Millions | | | | | | |
| 0.75% Convertible Notes, mature September 2021: | $ | 293.0 | $ | 58.3 | $ | 58.3 |
| Senior Credit Facility, matures April 2026: | | | | | | |
| Term Loan Facility | | 438.8 | | 433.1 | | 427.5 |
| Revolving Facility | | 675.0 | | 200.0 | | 85.0 |
| **Total Notional Amount of Debt** | **$** | **1,406.7** | **$** | **691.4** | **$** | **570.8** |
| **Less: Cash and Equivalents** | | **643.9** | | **22.5** | | **12.0** |
| **Notional Net Debt** | **$** | **762.9** | **$** | **668.9** | **$** | **558.7** |

6) DSO is calculated as the summation of current and non-current accounts receivable (including unbilled receivables), net of allowance for doubtful accounts, plus current contract assets, less contract liabilities, divided by average revenue per day during the respective quarter. Long-term contract assets are excluded from the calculation of DSO, as these amounts represent payments made to customers pursuant to long-term agreements and are recognized as a reduction of contract revenues over the period for which the related services are provided to the customers.

7) Due to the change in the Company's fiscal year end, the Company's fiscal 2018 six month transition period consisted of Q1 2018 and Q2 2018. Amounts provided for the Four Quarters Ended January 27, 2018 represent the aggregate of Q3 2017, Q4 2017, Q1 2018, and Q2 2018 for comparative purposes to other twelve month periods presented.